Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 20, 2021 relating to the financial statements of GH Research Ireland Limited, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-256796) of GH Research PLC. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-256796) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
June 24, 2021